EXHIBIT 99.1

Broadridge Reports Fourth Quarter and Fiscal Year 2026 Results
Fiscal Year 2026 Recurring revenues grew 8% on a reported and constant currency basis
Diluted EPS was $9.60 and Adjusted EPS grew 12% to $9.60
Closed sales rose to $305 million
Raising annual dividend by 12% to $4.36, 20th consecutive annual dividend increase
Fiscal year 2027 guidance calls for 6-8% Recurring revenue growth constant currency and 8-12% Adjusted EPS growth
NEW YORK, N.Y., August 4, 2026 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the fourth quarter ended and fiscal year 2026. Results compared with the same period last year were as follows:

Summary Financial Results	Fourth Quarter			Fiscal Year
Dollars in millions, except per share data	2026	2025	Change	2026	2025	Change

Recurring revenues	$1,542	$1,424	8%	$4,878	$4,508	8%
Constant currency growth (Non-GAAP)			8%			8%
Total revenues	$2,220	$2,065	7%	$7,477	$6,889	9%

Operating income	$546	$499	10%	$1,301	$1,189	9%
Margin	24.6%	24.1%		17.4%	17.3%

Adjusted Operating income (Non-GAAP)	$598	$558	7%	$1,535	$1,411	9%
Margin (Non-GAAP)	26.9%	27.0%		20.5%	20.5%

Diluted EPS	$3.44	$3.16	9%	$9.60	$7.10	35%
Adjusted EPS (Non-GAAP)	$3.82	$3.55	8%	$9.60	$8.55	12%

Closed sales	$158	$114	39%	$305	$288	6%
“Broadridge is delivering strong results today while positioning our company for an exciting digital, agentic, and tokenized future,” said Tim Gokey, Broadridge’s CEO.
“Fiscal year 2026 Recurring revenue growth constant currency was 8%, Adjusted EPS grew 12%, and Closed sales topped $305 million. Strong Free cash flow conversion of 110% helped drive record share repurchases. As a result, we achieved our three-year Recurring revenue and Adjusted EPS growth objectives for the fifth consecutive cycle.
“We are building the infrastructure for the markets of tomorrow,” Mr. Gokey continued. “We are enabling Governance solutions for tokenized assets, reinventing shareholder engagement, and digitizing communications. We are transforming collateral management and integrating tokenized assets into our Wealth and Capital Markets platforms. Across Broadridge, we are leaning into Agentic AI to drive growth and productivity.
“Our fiscal year 2027 guidance calls for another year of strong financial performance, with 6-8% Recurring revenue growth constant currency, 8-12% Adjusted EPS growth, Free cash flow conversion greater than 100%, and Closed sales of $290-330 million. I’m also pleased to announce that our Board has approved a 12% increase in our annual dividend to $4.36 per share, marking the fourteenth double-digit increase in the past fifteen years,” Mr. Gokey concluded.

Fiscal Year 2027 Financial Guidance

Recurring revenue growth constant currency (Non-GAAP)	6 - 8%
Adjusted Operating income margin (Non-GAAP)	~21%
Adjusted Earnings per share growth (Non-GAAP)	8 - 12%
Free cash flow conversion (Non-GAAP)	100%+
Closed sales	$290 - $330 million
Financial Results for Fourth Quarter Fiscal Year 2026 compared to Fourth Quarter Fiscal Year 2025
•Total revenues increased 7% to $2,220 million from $2,065 million.
◦Recurring revenues increased $119 million, or 8%, to $1,542 million. Recurring revenue growth constant currency (Non-GAAP) was 8%, driven by organic growth in Investor Communication Solutions (“ICS”) and Global Technology and Operations (“GTO”) and acquisitions in ICS and GTO.
◦Event-driven revenues decreased $8 million, or 10%, to $71 million, primarily due to lower mutual fund proxy revenues.
◦Distribution revenues increased $44 million, or 8%, to $606 million, driven primarily by postage rate increases of approximately $32 million.
•Operating income was $546 million, an increase of $48 million, or 10%. Operating income margin increased to 24.6%, compared to 24.1% for the prior year period.
◦Adjusted Operating income was $598 million, an increase of $40 million, or 7%. Adjusted Operating income margin was 26.9% compared to 27.0% for the prior year period.
•Interest expense, net was flat at $27 million, compared to the prior year period.
•The effective tax rate was 23.7% compared to 20.6% in the prior year period. The change in effective tax rate for the three months ended June 30, 2026 was primarily driven by a decrease in discrete tax benefits.
•Net earnings increased 6% to $398 million and Adjusted Net earnings increased 5% to $442 million.
◦Diluted earnings per share increased 9% to $3.44, compared to $3.16 in the prior year period, and
◦Adjusted earnings per share increased 8% to $3.82, compared to $3.55 in the prior year period.
Segment and Other Results for Fourth Quarter Fiscal Year 2026 compared to Fourth Quarter Fiscal Year 2025
ICS
•Total revenues were $1,732 million, an increase of $132 million, or 8%.
◦Recurring revenues increased $96 million, or 10%, to $1,055 million. Recurring revenue growth constant currency (Non-GAAP) was 10%, driven by 6pts of Internal Growth, 3pts of Net New Business, and 1pt from acquisitions.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
▪Regulatory rose 14% and 14%, respectively. Equity revenue position growth was 14% and Mutual fund/ETF position growth was 7%.

▪Data-driven fund solutions rose 7% and 7%, respectively, driven by growth in data and analytics products and the acquisitions of Acolin Group Holdco Limited (“Acolin”) and LDI MAP, LLC (“iJoin”).
▪Issuer rose 8% and 8%, respectively, driven by growth in disclosure solutions and shareholder engagement solutions.
▪Customer communications rose 1% and 1%, respectively, driven by the acquisition of Signal Agency Limited (“Signal”).
◦Event-driven revenues decreased $8 million, or 10%, to $71 million, from lower mutual fund proxy revenues.
◦Distribution revenues increased $44 million, or 8%, to $606 million, driven primarily by postage rate increases of approximately $32 million.
•Earnings before income taxes increased by $40 million, or 8%, to $531 million, driven by higher Recurring revenues and Distribution revenues. Operating expenses rose 8%, or $91 million, to $1,201 million driven by higher distribution expenses, volume-related expenses and the impact of acquisitions and investments. Pre-tax margins were flat at 30.6%.
GTO
•Recurring revenues were $488 million, an increase of $23 million, or 5%. Recurring revenue growth constant currency (Non-GAAP) was 5%, driven by organic growth and the acquisition of CQG, Inc. (“CQG”).
•By product line, Recurring revenue growth and the corresponding Recurring revenue growth constant currency (Non-GAAP) were as follows:
◦Capital Markets rose 8% and 7%, respectively, primarily driven by 4pts of organic growth and 3pts from the acquisition of CQG.
◦Wealth and Investment Management rose 1% and 1%, respectively. The benefit of higher trading volumes was offset by a 4pt impact from lower software term license revenue.
•Earnings before income taxes were $68 million, an increase of $34 million, or 99%, driven by higher revenue and lower expenses. Pre-tax margins increased to 13.8% from 7.3%.
Corporate and Other
•Loss before income taxes increased by $24 million, primarily due to a non-cash Loss on Digital Assets of $11 million and higher technology spending, including the impact of investments.
Financial Results for Fiscal Year 2026 compared to the Fiscal Year 2025
•Total revenues increased 9% to $7,477 million from $6,889 million.
◦Recurring revenues increased $370 million, or 8%, to $4,878 million. Recurring revenue growth constant currency (Non-GAAP) was 8%, driven by organic growth and acquisitions in ICS and GTO.
◦Event-driven revenues increased $29 million, or 9%, to $348 million, driven by higher equity and other communications.
◦Distribution revenues increased $189 million, or 9%, to $2,251 million, primarily driven by postage rate increases of approximately $123 million and higher volumes.
•Operating income was $1,301 million, an increase of $112 million, or 9%. Operating income margin increased to 17.4%, compared to 17.3% for the prior year period.
◦Adjusted Operating income was $1,535 million, an increase of $124 million, or 9%. Adjusted Operating income rose slightly to 20.5%. The combination of higher distribution revenue and the impact of lower rates on float income negatively impacted margins by 40 basis points.
•Interest expense, net was $100 million, a decrease of $23 million, primarily due to lower average borrowings and lower borrowing costs.

•The effective tax rate was 22.2% compared to 20.7% in the prior year period. The change in effective tax rate for the twelve months ended June 30, 2026 was primarily driven by an increase in pre-tax income and a decrease in total discrete tax benefits. The decrease in discrete tax benefits was primarily driven by a decrease in the excess tax benefits associated with stock-based compensation.
•Net earnings increased 34% to $1,124 million and Adjusted Net earnings increased 11% to $1,124 million.
◦Diluted earnings per share increased 35% to $9.60, compared to $7.10 in the prior year period, and
◦Adjusted earnings per share increased 12% to $9.60, compared to $8.55 in the prior year period.
Segment and Other Results for Fiscal Year 2026 compared to Fiscal Year 2025
ICS
•Total revenues were $5,561 million, an increase of $448 million, or 9%.
◦Recurring revenues increased $230 million, or 8%, to $2,962 million. Recurring revenue growth constant currency (Non-GAAP) was 8%, driven by 7pts of organic growth.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
▪Regulatory rose 12% and 12%, respectively. Equity revenue position growth was 12% and Mutual fund/ETF position growth was 6%.
▪Data-driven fund solutions rose 4% and 4%, respectively, driven by growth in data and analytics products, and the acquisitions of Acolin and iJoin.
▪Issuer rose 8% and 8%, respectively, driven by growth in shareholder engagement solutions and disclosure solutions.
▪Customer communications rose 5% and 5%, respectively, driven by growth in digital and print revenues, as well as the acquisition of Signal.
◦Event-driven revenues increased $29 million, or 9%, to $348 million, driven by higher equity and other communications.
◦Distribution revenues increased $189 million, or 9%, to $2,251 million, primarily driven by postage rate increases of approximately $123 million and higher volumes.
•Earnings before income taxes increased by $49 million, or 5%, to $1,104 million. The earnings benefit from higher Recurring revenue and Event-driven revenue was partially offset by higher Operating expenses. Operating expenses rose 10%, or $398 million, to $4,457 million, driven by distribution expenses, other volume-related expenses and the impact of acquisitions. Pre-tax margins decreased to 19.8% from 20.6%.
GTO
•Recurring revenues were $1,916 million, an increase of $140 million, or 8%. Recurring revenue growth constant currency (Non-GAAP) was 7%, driven by 4pts of organic growth and 2pts from the acquisitions of Kyndryl’s Securities Industry Services business (“SIS”) and CQG.
•By product line, Recurring revenue growth and the corresponding Recurring revenue growth constant currency (Non-GAAP) were as follows:
◦Capital Markets rose 6% and 5%, respectively, primarily driven by 4pts of revenue from new sales and 1pt from the acquisition of CQG.
◦Wealth and Investment Management rose 11% and 10%, respectively, driven by 5pts of organic growth and 5pts from the acquisition of SIS.
•Earnings before income taxes were $298 million, an increase of $96 million, or 48%, as higher revenues more than offset higher expenses, including the impact of the SIS and CQG acquisitions. Pre-tax margins increased to 15.5% from 11.3%.

Corporate and Other
•Earnings before income taxes were $44 million compared to a Loss of $197 million in the prior year period. The increased Earnings before income taxes was primarily due to the non-cash Gains on Digital Assets of $227 million and a $23 million decline in Interest expense, net which more than offset higher technology spending, including the impact of investments.
Dividend Declaration and Increase
On August 3, 2026, Broadridge's Board of Directors (the “Board”) declared a quarterly dividend of $1.09 per share payable on October 5, 2026 to stockholders of record on September 3, 2026. This declaration reflects the
Board's approval of a 12% increase in the annual dividend from $3.90 to $4.36 per share, subject to the discretion of the Board to declare quarterly dividends.
Share Repurchase Plan Authorization
On August 3, 2026, the Board authorized a new share repurchase program under which Broadridge may repurchase up to $1.5 billion of its outstanding common stock. This authorization replaces the 3.5 million shares remaining under the existing Board repurchase authorization. The share repurchase program has no expiration date and may be suspended, modified, or discontinued at any time at the discretion of the Board. Repurchases under the program may be made from time to time in open market transactions, privately negotiated transactions, transactions pursuant to Rule 10b5-1 trading arrangements, or other transactions permitted by applicable securities laws and regulations. The timing, number, and value of shares repurchased will depend on market conditions, the market price of Broadridge’s common stock, available liquidity, capital allocation priorities, applicable legal requirements, and other factors considered relevant by management and the Board.
Earnings Conference Call
An analyst conference call will be held today, August 4, 2026 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419. A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through August 11, 2026, the recording will also be available by dialing 1-855-669-9658 within the United States or 1-412-317-0088 for international callers, using passcode 1307113 for either dial-in number.
Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. GAAP except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, Free cash flow, and Recurring revenue growth constant currency. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items the exclusion of which management believes provides insight regarding our ongoing operating performance. Depending on the period presented, these adjusted measures exclude the impact of certain of the following items:
(i) Amortization of Acquired Intangibles and Purchased Intellectual Property, which represent non-cash amortization expenses associated with the Company’s acquisition activities.
(ii) Acquisition and Integration Costs, which represent certain transaction and integration costs associated with the Company’s acquisition activities.
(iii) Restructuring and Other Related Costs, which represent severance and other costs related to the closure of substantially all operations of a production facility.
(iv) Gains or Losses on Digital Assets, which represent the unrealized gains or losses, as applicable, related to the mark to market of the Company’s digital asset holdings and the realized and unrealized gains or losses, as applicable, associated with the Canton Digital Asset Treasury transaction.
(v) Investment Gain represents a non-operating, non-cash gain on a privately held investment.
We exclude Acquisition and Integration Costs, Restructuring and Other Related Costs, Gains or Losses on Digital Assets, and Investment Gain from our Adjusted Operating income (as applicable) and other adjusted earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and enhances comparability across fiscal reporting periods, as these items are not reflective of our underlying operations or performance.
We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free cash flow and Free cash flow conversion
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software. Free cash flow conversion is calculated as Free cash flow divided by Adjusted Net earnings for the given period.
Recurring revenue growth constant currency
As a multi-national company, we are subject to variability of our reported U.S. dollar results due to changes in foreign currency exchange rates. The exclusion of the impact of foreign currency exchange fluctuations from our Recurring revenue growth, or what we refer to as amounts expressed “on a constant currency basis,” is a Non-GAAP measure. We believe that excluding the impact of foreign currency exchange fluctuations from our Recurring revenue growth provides additional information that enables enhanced comparison to prior periods.

Changes in Recurring revenue growth expressed on a constant currency basis are presented excluding the impact of foreign currency exchange fluctuations. To present this information, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the corresponding period of the comparative year, rather than at the actual average exchange rates in effect during the current fiscal year.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track,” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2027 Financial Guidance” section and statements about our three-year objectives are forward-looking statements.
These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2026 (the “2026 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2026 Annual Report.
These risks include:
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•declines in participation and activity in the securities markets;
•the failure of Broadridge's key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;
•overall market, economic and geopolitical conditions and their impact on the securities markets;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s failure to keep pace with changes in technology and demands of its clients;
•competitive conditions;
•Broadridge’s ability to attract and retain key personnel; and
•the impact of new acquisitions and divestitures.
There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

About Broadridge
Broadridge Financial Solutions (NYSE: BR) is a global technology leader with trusted expertise and transformative technology, helping clients and the financial services industry operate, innovate, and grow. We power investing, governance, and communications for our clients – driving operational resiliency, elevating business performance, and transforming investor experiences. Our technology and operations platforms process and generate over 8 billion communications annually and underpin the daily average trading of over $18 trillion in tokenized and traditional securities globally. A certified Great Place to Work®, Broadridge is part of the S&P 500® Index, employing over 16,000 associates in 28 countries. For more information about us, please visit www.broadridge.com.
Contact Information
Investors
broadridgeir@broadridge.com

Media
Gregg.rosenberg@broadridge.com

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025
Revenues	$2,219.9	$2,065.4	$7,476.8	$6,889.1
Operating expenses:
Cost of revenues	1,367.0	1,295.6	5,100.7	4,752.3
Selling, general and administrative expenses	306.6	271.2	1,075.5	948.2
Total operating expenses	1,673.6	1,566.8	6,176.2	5,700.6
Operating income	546.2	498.6	1,300.6	1,188.6
Interest expense, net	(26.9)	(26.6)	(99.9)	(122.7)
Other non-operating income (expenses), net	2.5	(0.5)	245.2	(7.1)
Earnings before income taxes	521.9	471.5	1,445.8	1,058.7
Provision for income taxes	123.9	97.3	321.6	219.2
Net earnings	$398.0	$374.2	$1,124.3	$839.5

Basic earnings per share	$3.46	$3.19	$9.67	$7.17
Diluted earnings per share	$3.44	$3.16	$9.60	$7.10

Weighted-average shares outstanding:
Basic	115.0	117.4	116.3	117.1
Diluted	115.6	118.3	117.1	118.3

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	June 30, 2026	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$402.9	$561.5
Accounts receivable, net of allowance for doubtful accounts of $13.2 and $12.5, respectively	1,129.4	1,077.1
Other current assets	215.8	178.5
Total current assets	1,748.1	1,817.1
Property, plant and equipment, net	174.3	170.1
Goodwill	3,787.8	3,609.6
Intangible assets, net	1,199.9	1,277.4
Deferred client conversion and start-up costs	819.3	842.9
Other non-current assets	1,215.9	827.9
Total assets	$8,945.3	$8,545.0
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$499.3
Payables and accrued expenses	1,138.2	1,112.8
Contract liabilities	276.6	249.1
Total current liabilities	1,414.8	1,861.2
Long-term debt	3,254.6	2,753.0
Deferred taxes	387.0	261.0
Contract liabilities	312.8	429.2
Other non-current liabilities	735.5	585.5
Total liabilities	6,104.7	5,889.9
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 114.0 and 117.1 shares, respectively	1.6	1.6
Additional paid-in capital	1,771.2	1,663.0
Retained earnings	4,553.6	3,862.5
Treasury stock, at cost: 40.4 and 37.3 shares, respectively	(3,201.7)	(2,599.0)
Accumulated other comprehensive income (loss)	(284.1)	(272.9)
Total stockholders’ equity	2,840.5	2,655.1
Total liabilities and stockholders’ equity	$8,945.3	$8,545.0

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Twelve Months Ended June 30,
	2026	2025
Cash Flows From Operating Activities
Net earnings	$1,124.3	$839.5
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	137.7	130.7
Amortization of acquired intangibles and purchased intellectual property	203.6	196.6
Amortization of other assets	167.1	170.8
Write-down of long-lived assets and related charges	5.3	14.5
Stock-based compensation expense	93.9	73.4
Deferred income taxes	105.8	(5.2)
Digital assets change in fair market value	(231.4)	—
Other	(41.8)	(24.4)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(19.6)	31.8
Other current assets	(31.5)	(5.4)
Payables and accrued expenses	(86.5)	(146.5)
Contract liabilities	68.8	56.5
Other non-current assets	(155.7)	(148.2)
Other non-current liabilities	5.9	(12.8)
Net cash flows from operating activities	1,345.6	1,171.3
Cash Flows From Investing Activities
Capital expenditures	(67.2)	(43.8)
Software purchases and capitalized internal use software	(45.4)	(71.1)
Acquisitions, net of cash acquired	(282.7)	(193.5)
Other investing activities	(56.7)	(7.8)
Net cash flows from investing activities	(452.0)	(316.2)
Cash Flows From Financing Activities
Debt proceeds	2,017.0	1,238.1
Debt repayments	(2,015.6)	(1,342.5)
Dividends paid	(443.5)	(402.3)
Purchases of Treasury stock	(603.7)	(134.9)
Proceeds from exercise of stock options	22.3	62.3
Other financing activities	(25.1)	(21.6)
Net cash flows from financing activities	(1,048.5)	(600.8)
Effect of exchange rate changes on Cash and cash equivalents	(3.7)	2.8
Net change in Cash and cash equivalents	(158.7)	257.1
Cash and cash equivalents, beginning of period	561.5	304.4
Cash and cash equivalents, end of period	$402.9	$561.5

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025
Revenues
Investor Communication Solutions	$1,732.3	$1,600.7	$5,560.8	$5,113.0
Global Technology and Operations	487.5	464.7	1,916.0	1,776.1
Total	$2,219.9	$2,065.4	$7,476.8	$6,889.1

Earnings before Income Taxes
Investor Communication Solutions	$530.8	$490.5	$1,103.5	$1,054.0
Global Technology and Operations	67.5	33.9	297.8	201.4
Other	(76.5)	(52.9)	44.5	(196.7)
Total	$521.9	$471.5	$1,445.8	$1,058.7

Pre-tax margins:
Investor Communication Solutions	30.6%	30.6%	19.8%	20.6%
Global Technology and Operations	13.8%	7.3%	15.5%	11.3%

Amortization of acquired intangibles and purchased intellectual property
Investor Communication Solutions	$11.2	$9.8	$42.7	$42.9
Global Technology and Operations	37.1	40.2	160.9	153.7
Total	$48.3	$50.0	$203.6	$196.6

Amounts may not sum due to rounding.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended June 30,			Twelve Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Investor Communication Solutions
Regulatory	$589.5	$515.2	14%	$1,434.9	$1,280.6	12%
Data-driven fund solutions	130.1	121.9	7%	479.5	459.2	4%
Issuer	157.9	145.9	8%	294.8	273.2	8%
Customer communications	177.2	175.9	1%	752.8	718.8	5%
Total ICS Recurring revenues	1,054.8	958.8	10%	2,962.1	2,731.8	8%

Equity and other	40.1	38.2	5%	143.5	115.5	24%
Mutual funds	31.0	40.7	(24%)	204.6	203.8	—%
Total ICS Event-driven revenues	71.1	78.9	(10%)	348.1	319.3	9%

Distribution revenues	606.5	562.9	8%	2,250.6	2,062.0	9%

Total ICS Revenues	$1,732.3	$1,600.7	8%	$5,560.8	$5,113.0	9%

Global Technology and Operations
Capital markets	$307.1	$285.4	8%	$1,184.2	$1,115.3	6%
Wealth and investment management	180.5	179.3	1%	731.8	660.8	11%
Total GTO Recurring revenues	487.5	464.7	5%	1,916.0	1,776.1	8%

Total Revenues	$2,219.9	$2,065.4	7%	$7,476.8	$6,889.1	9%

Revenues by Type
Recurring revenues	$1,542.3	$1,423.6	8%	$4,878.0	$4,507.9	8%
Event-driven revenues	71.1	78.9	(10%)	348.1	319.3	9%
Distribution revenues	606.5	562.9	8%	2,250.6	2,062.0	9%
Total Revenues	$2,219.9	$2,065.4	7%	$7,476.8	$6,889.1	9%

Amounts may not sum due to rounding.

Select Operating Metrics
(Unaudited)

In millions	Three Months Ended June 30,			Twelve Months Ended June 30,
	2026	2025	Change	2026	2025	Change

Closed sales (a)	$158.3	$113.5	39%	$305.1	$287.9	6%

Position Growth (b)
Equity positions	17%	18%		16%	16%
Equity revenue positions	14%	14%		12%	12%
Mutual fund / ETF positions	7%	7%		6%	7%

Internal Trade Growth (c)	15%	14%		15%	13%

Amounts may not sum due to rounding.

(a) Refer to the “Results of Operations” section of Broadridge’s Form 10-Q for a description of Closed sales and its calculation.
(b) Position Growth is comprised of “equity position growth” and “mutual fund/ETF position growth.” Equity position growth measures the estimated annual change in positions eligible for equity proxy materials. Beginning in the fourth quarter of fiscal year 2025, the Company began presenting information on “equity revenue position growth”. Equity revenue position growth excludes small or fractional equity positions for which the Company does not recognize revenue (“non-revenue positions”). Prior-year period comparative information for this metric is not available. Mutual fund/ETF position growth measures the estimated change in mutual fund and exchange traded fund positions eligible for interim communications. These metrics are calculated from equity proxy and mutual fund/ETF position data reported to Broadridge for the same issuers or funds in both the current and prior year periods.
(c) Represents the estimated change in daily average trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$546.2	$498.6	$1,300.6	$1,188.6
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	48.3	50.0	203.6	196.6
Acquisition and Integration Costs	3.3	7.0	17.5	18.3
Restructuring and Other Related Costs (a)	—	2.0	13.2	7.4
Adjusted Operating income (Non-GAAP)	$597.9	$557.6	$1,534.8	$1,410.9
Operating income margin (GAAP)	24.6%	24.1%	17.4%	17.3%
Adjusted Operating income margin (Non-GAAP)	26.9%	27.0%	20.5%	20.5%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$398.0	$374.2	$1,124.3	$839.5
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	48.3	50.0	203.6	196.6
Acquisition and Integration Costs	3.3	7.0	17.5	18.3
Restructuring and Other Related Costs (a)	—	2.0	13.2	7.4
Gains or Losses on Digital Assets	11.3	—	(227.0)	—
Investment Gain	(7.3)		(7.3)
Subtotal of adjustments	55.6	59.0	(0.1)	222.3
Tax impact of adjustments (b)	(12.0)	(13.2)	—	(50.4)
Adjusted Net earnings (Non-GAAP)	$441.6	$420.0	$1,124.2	$1,011.5

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$3.44	$3.16	$9.60	$7.10
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.42	0.42	1.74	1.66
Acquisition and Integration Costs	0.03	0.06	0.15	0.15
Restructuring and Other Related Costs (a)	—	0.02	0.11	0.06
Gains or Losses on Digital Assets	0.10	—	(1.94)	—
Investment Gain	(0.06)	—	(0.06)	—
Subtotal of adjustments	0.48	0.50	—	1.88
Tax impact of adjustments (b)	(0.10)	(0.11)	—	(0.43)
Adjusted earnings per share (Non-GAAP)	$3.82	$3.55	$9.60	$8.55

	Twelve Months Ended June 30,
	2026	2025
Reconciliation of Free cash flow
Net cash flows from operating activities (GAAP)	$1,345.6	$1,171.3
Capital expenditures and Software purchases and capitalized internal use software	(112.6)	(114.9)
Free cash flow (Non-GAAP)	$1,233.0	$1,056.4

Adjusted Net earnings (Non-GAAP)	$1,124.2	$1,011.5

Free cash flow conversion (Non-GAAP)	110%	104%
(a) Restructuring and Other Related Costs consist of severance and other costs related to the closure of substantially all operations of a production facility. Costs incurred are not reflected in segment profit and are recorded within Corporate and Other. Actions and associated costs related to the closure were completed in the third quarter of fiscal year 2026.
(b) Calculated using the GAAP effective tax rate, adjusted to exclude $0.0 million and $2.5 million of excess tax benefits associated with stock-based compensation for the three months and fiscal year ended June 30, 2026, respectively and $9.0 million and $20.5 million of excess tax benefits associated with stock-based compensation for the three months and fiscal year ended June 30, 2025, respectively. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

Reconciliation of Recurring Revenue Growth Constant Currency

	Three Months Ended June 30, 2026
Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comms.	Total
Recurring revenue growth (GAAP)	14%	7%	8%	1%	10%
Impact of foreign currency exchange	0%	0%	0%	0%	0%
Recurring revenue growth constant currency (Non-GAAP)	14%	7%	8%	1%	10%

	Three Months Ended June 30, 2026
Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	8%	1%	5%
Impact of foreign currency exchange	(1%)	0%	0%
Recurring revenue growth constant currency (Non-GAAP)	7%	1%	5%

Three Months Ended June 30, 2026
Consolidated	Total
Recurring revenue growth (GAAP)	8%
Impact of foreign currency exchange	0%
Recurring revenue growth constant currency (Non-GAAP)	8%

	Fiscal Year Ended June 30, 2026
Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comms.	Total
Recurring revenue growth (GAAP)	12%	4%	8%	5%	8%
Impact of foreign currency exchange	0%	(1%)	0%	0%	0%
Recurring revenue growth constant currency (Non-GAAP)	12%	4%	8%	5%	8%

	Fiscal Year Ended June 30, 2026
Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	6%	11%	8%
Impact of foreign currency exchange	(1%)	(1%)	(1%)
Recurring revenue growth constant currency (Non-GAAP)	5%	10%	7%

Fiscal Year Ended June 30, 2026
Consolidated	Total
Recurring revenue growth (GAAP)	8%
Impact of foreign currency exchange	(1%)
Recurring revenue growth constant currency (Non-GAAP)	8%

Amounts may not sum due to rounding.

Fiscal Year 2027 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth, Adjusted Operating Income Margin, and Free Cash Flow Conversion
(Unaudited)

FY27 Recurring revenue growth
Impact of foreign currency exchange (a)	(0%) - 0%
Recurring revenue growth constant currency (Non-GAAP)	6 - 8%

FY27 Adjusted Operating income margin (b)(e)
Operating income margin % (GAAP)	~19%
Adjusted Operating income margin % (Non-GAAP)	~21%

FY27 Adjusted earnings per share growth rate (c)(e)
Diluted earnings per share (GAAP)	(4%) - 0%
Adjusted earnings per share (Non-GAAP)	8 - 12%

FY27 Free cash flow conversion (d)
Cash flow from operating activities relative to net earnings (GAAP)	100% +
Free cash flow conversion rate (Non-GAAP)	100% +

(a) Based on forward rates as of July 2026.
(b) Adjusted Operating income margin guidance (Non-GAAP) is adjusted to exclude the approximately $145 million impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, Restructuring and Other Related Costs.
(c) Adjusted earnings per share growth guidance (Non-GAAP) is adjusted to exclude the approximately $0.99 per share impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, Restructuring and Other Related Costs, and is calculated using diluted shares outstanding.
(d) Free Cash Flow conversion guidance (Non-GAAP) is adjusted to exclude approximately $118 million of Capital expenditures as well as Software purchases and capitalized internal use software.
(e) Excludes Gains and Losses on Digital Assets as they are not capable of being forecasted.